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                          AGREEMENT AND PLAN OF MERGER
                             OF SENDX MEDICAL, INC.,
                             A DELAWARE CORPORATION
                                       AND
                              SENDX MEDICAL, INC.,
                            A CALIFORNIA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER, dated as of ___________, 1996 (this "Agreement"), is between SENDX MEDICAL, INC., a Delaware corporation ("SenDx Delaware"), and SENDX MEDICAL, INC., a California corporation ("SenDx California"), which corporations are sometimes referred to herein as the "Constituent Corporations".

                                 R E C I T A L S

     A. SenDx Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 60,000,000 shares, 50,000,000 of which are designated "Common Stock", $.001 par value, and 26,490,253 of which are designated "Preferred Stock", $.001 par value. As of May 31, 1996, 100 shares of Common Stock were issued and outstanding, all of which were held by SenDx California. No shares of Preferred Stock were outstanding.

     B. SenDx California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 150,000,000 shares, 50,000,000 of which are designated "Common Stock", no par value and 100,000,000 of which are designated "Preferred Stock", no par value. As of May 31, 1996, 2,029,930 shares of Common Stock were outstanding and 16,490,253 shares of Preferred Stock were outstanding.

     C. The Board of Directors of SenDx California has determined that, for the purpose of effecting the reincorporation of SenDx California in the State of Delaware, it is advisable and in the best interests of SenDx California and its shareholders that SenDx California merge with and into SenDx Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of SenDx Delaware and SenDx California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SenDx Delaware and SenDx California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.
                                     MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, SenDx California shall be merged with and into SenDx Delaware (the "Merger"), the separate existence of SenDx California shall cease and SenDx Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation", and the name of the Surviving Corporation shall be "SenDx Medical, Inc."

     1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions have been completed:

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          (a)       This Agreement has been adopted and approved by the
     stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof ; and

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

     1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence and corporate organization of SenDx California shall cease and SenDx Delaware, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of Delaware.


                                       II.
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of SenDx Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of SenDx Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

     2.3 DIRECTORS AND OFFICERS. The directors and officers of SenDx California immediately before the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until the expiration of their current terms and until their successors have been duly elected and qualified, or until their prior resignation, removal or death, subject to the Certificate of Incorporation and the Bylaws of the Surviving Corporation.


                                      III.
                          MANNER OF CONVERSION OF STOCK

     3.1 SENDX CALIFORNIA SHARES. Upon the Effective Date of the Merger, each share of SenDx California Common Stock, no par value, issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one-third (1/3) of a fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Upon the Effective Date of the Merger, each share of Series A Preferred Stock, no par value, Series A-2 Preferred Stock, no par value, Series B Preferred Stock, no par value, Series C Preferred Stock, no par value, and Series D Preferred Stock, no par value, of SenDx California issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one (1) fully paid and nonassessable share of Series A Preferred Stock, $.001 par value, Series A-2 Preferred Stock, $.001 par value,

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Series B Preferred Stock, $.001 par value, Series C Preferred Stock, $.001 par value, and Series D Preferred Stock, respectively, of the Surviving Corporation.


     3.2 SENDX CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the SenDx California 1996 Stock Incentive Plan, the SenDx California 1991 Stock Option Plan and all other employee benefit plans of SenDx California. Each outstanding and unexercised option, other right to purchase or security convertible into SenDx California Common Stock shall become an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one-third (1/3) share of the Surviving Corporation's Common Stock for each share of SenDx California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, under the same terms and conditions and at an exercise price per share equal to three (3) times the exercise price per share applicable to any such SenDx California stock option, stock purchase right or other convertible security at the Effective Date of the Merger. Each Preferred Stock Purchase Warrant convertible into SenDx California Preferred Stock shall become a Preferred Stock Purchase Warrant convertible into the Surviving Corporation's Preferred Stock on the basis of one (1) share of the Surviving Corporation's Preferred Stock for each share of SenDx California Preferred Stock issuable pursuant to any such Preferred Stock Purchase Warrant, under the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such SenDx California Preferred Stock Purchase Warrant at the Effective Date of the Merger.

     A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of SenDx California Common Stock and Preferred Stock so reserved immediately before the Effective Date of the Merger.

     3.3 SENDX DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of SenDx Delaware issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action by SenDx Delaware, by the holder of such shares or by any other person be canceled and returned to the status of authorized but unissued shares.

     3.4  EXCHANGE OF CERTIFICATES.   After the Effective Date of the Merger,
each holder of an outstanding certificate representing shares of SenDx California Common Stock may, at such stockholder's option, surrender the same for cancellation to the Surviving Corporation or to its transfer agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of SenDx California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as adjusted pursuant to Section 3.1 above, into which such shares of SenDx California Common Stock or Preferred Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate has been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock and Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of SenDx California so converted and given in exchange therefor,


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unless otherwise determined by the Board of Directors of the Surviving
Corporation in compliance with applicable laws.

     If any certificate for shares of SenDx Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SenDx Delaware that such tax has been paid or is not payable.


                                       IV.
                       TRANSFER OF ASSETS AND LIABILITIES

     4.1 TRANSFER OF ASSETS AND LIABILITIES. On the Effective Date, (i) the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all the disabilities, duties and restrictions of or upon each of the Constituent Corporations; (ii) all rights, privileges, powers and franchises of each of the Constituent Corporations, all property, real, personal and mixed, of each of the Constituent Corporations, all debts due to each of the Constituent Corporations on whatever account and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation;
(iii) all property, rights, privileges, powers and franchises, as well as all other interests, shall be as effectively the property of the Surviving Corporation as they were of the Constituent Corporations before the Effective Date; and (iv) the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert to either of the Constituent Corporations or be in any way impaired by reason of the Merger. Notwithstanding the foregoing, (i) the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected by the Merger; (ii) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired notwithstanding the Merger; and (iii) any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place; provided, however, that the claims and rights of the creditors of either or both of the Constituent Corporations may be modified with the consent of such creditors; and, provided further, that all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation and accordingly may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by SenDx Delaware or by its successors or assigns, there shall be executed and delivered on behalf of SenDx California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by SenDx Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SenDx California and otherwise to carry out the purposes of this Agreement, and the officers and directors of SenDx Delaware are fully authorized in the name and on behalf of SenDx California or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.

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                                        V.
                                     GENERAL

     5.1 COVENANTS OF SENDX DELAWARE. SenDx Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File all documents with the California Franchise Tax Board necessary for the assumption by SenDx Delaware of all of the franchise tax liabilities of SenDx California.

          (c) Take such other actions as may be required by the California General Corporation Law.

     5.2 DEFERRAL. Consummation of the merger may be deferred by the Board of Directors of SenDx California for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of SenDx California and its shareholders.

     5.3 AMENDMENT. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the stockholders of SenDx Delaware and SenDx California, but not later than the Effective Date; provided, however, that no such amendment, modification or supplement not adopted and approved by the stockholders of SenDx Delaware and SenDx California shall affect the rights of such stockholders or change any of the principal terms of this Agreement.

     5.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SenDx California or of SenDx Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of SenDx California or by the stockholders of SenDx Delaware, or by both.

     In the event of abandonment of this Agreement, as above provided, this Agreement shall become wholly void and of no effect, and no liability on the part of either Constituent Corporation or its Board of Directors or its stockholders shall arise by virtue of such termination except as provided in
Section 5.5 hereof.



     5.5 EXPENSES. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, SenDx California shall pay all expenses incurred in connection with all the proceedings taken in respect of this Agreement or relating thereto.

     5.6 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and The Corporate Trust Company is the registered agent of the Surviving Corporation at such address.

     5.7 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1945 Palomar Oaks Way, Carlsbad, California 92009, and, upon request and without cost, copies thereof will be furnished to any stockholder of either Constituent Corporation.


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     5.8  GOVERNING LAW.  This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

     5.9 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, this Agreement having first been approved by resolutions of the Boards of Directors of SenDx Delaware and SenDx California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                   SenDx Medical, Inc.,
                                   a Delaware corporation



                                   By:
                                       ----------------------------------------
                                       Douglas R. Hillier
                                       President and Chief Executive Officer



                                   SenDx Medical, Inc.,
                                   a California corporation



                                   By:
                                       ----------------------------------------
                                       Douglas R. Hillier
                                       President and Chief Executive Officer


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